GOOSEHEAD INSURANCE, INC. ANNOUNCES SECOND QUARTER 2020 RESULTS
- Second Quarter Revenues Were $29.9 Million -
- Total Written Premiums Grew 41% -
- Total Franchises and Corporate Sales Headcount Grew 48% and 49%, Respectively -
- Net Income of $7.4 Million, Adjusted EBITDA of $9.8 Million and Adjusted EBITDA Margin of 33% -
- Special Dividend of $42 Million Declared -
- Raising 2020 Outlook for Total Written Premiums and Revenues -

WESTLAKE, TEXAS - July 30, 2020 - Goosehead Insurance, Inc. (“Goosehead” or the “Company”) (NASDAQ: GSHD), a rapidly growing independent personal lines insurance agency, today announced results for the second quarter ended June 30, 2020. Beginning with the fourth quarter and full year 2019, the Company began reporting results under accounting standard ASC 606. The Company is using the modified retrospective approach to applying ASC 606 and accordingly prior period numbers have not been restated in the Form 10-Q to give effect to the application of ASC 606. A reconciliation of ASC 606 accounting to ASC 605 accounting for 2020 has been provided as a supplemental schedule in this earnings release.

Second Quarter 2020 Highlights
•Revenues grew 54% to $29.9 million in the second quarter of 2020 as recognized under ASC 606, compared to $19.4 million in the second quarter of 2019 as recognized under ASC 605; revenues would have been $27.6 million for the second quarter of 2020 if recognized under ASC 605, representing growth of 42%
•Core Revenues* of $24.7 million as recognized under ASC 606, an increase of 41%; if recognized under ASC 605, Core Revenues also increased 41% to $24.8 million
•Net income of $7.4 million; net income attributable to Goosehead Insurance, Inc. of $3.4 million or $0.21 per basic share and $0.19 per diluted share
•Adjusted EPS* of $0.25 per share
•Adjusted EBITDA* of $9.8 million, or 33% of revenues, in the second quarter of 2020 as recognized under ASC 606 or $7.3 million, or 27% of revenues, if recorded under ASC 605
•Total written premiums placed increased 41% from the prior-year period to $274 million

•Policies in force grew 45% from the prior-year period to 590,000
•Corporate sales headcount of 317 was up 49% year-over-year
•Total franchises increased 48% compared to the prior year period to 1,132; total operating franchises grew 36% compared to the prior-year period to 730
*Core Revenue, Adjusted EPS, and Adjusted EBITDA are non-GAAP measures. Reconciliations of Core Revenue to total revenues, Adjusted EBITDA to net income and basic earnings per share to Adjusted EPS, the most directly comparable financial measures presented in accordance with GAAP are set forth in the reconciliation table accompanying this release.

“We had outstanding second quarter results that continue to demonstrate the resiliency and exciting long-term growth potential of our unique and powerful platform,” stated Mark E. Jones, Chairman and Chief Executive Officer of Goosehead. “With almost our entire workforce operating in a virtual environment during the second quarter, we delivered exceptional growth, strong profitability, continued high retention, and unmatched service to our clients. We have played aggressive offense during this period of economic uncertainty, with relentless external focus on our clients and partners. Our success during 2020 is a direct result of the consistent investment we have made in extraordinary and unmatched human capital and technology for many years, and we believe our success in the future will be a result of our continued investment in these areas. Because of our confidence that our unique business model will continue to deliver strong results, we are proud to raise our full-year outlook for total written premium and revenue, and we are excited to announce a special dividend of $1.15 per share. I want to thank our employees and franchises for their tireless efforts to continue to deliver for our clients and shareholders in this challenging and unprecedented environment.”

Second Quarter 2020 Results
For the second quarter of 2020, revenues were $29.9 million, compared to $19.4 million in the corresponding period in 2019. If recognized under ASC 605, revenues would have been $27.6 million for the second quarter of 2020. Core Revenues, a non-GAAP measure which excludes contingent commissions and initial franchise fees, were $24.7 million, a 41% increase from

$17.6 million in the prior year period. If reported under ASC 605, Core Revenues growth is consistent at 41%. Core Revenues are the most reliable revenue stream for the Company, consisting of New Business Commissions, Agency Fees, New Business Royalty Fees, Renewal Commissions and Renewal Royalty Fees. Core Revenues were driven by growth in corporate agents and operating franchises, productivity improvements in the Franchise Channel, and continued high levels of retention. Total written premiums placed, which is a leading indicator of future revenue growth, grew 41% in the second quarter to $274 million, compared to $194 million in the second quarter of 2019.

Total operating expenses for the second quarter of 2020 were $22.3 million, up 44% from $15.5 million in the prior-year period. If recognized under ASC 605, total operating expenses would have been $22.4 million. The increase from the prior period was primarily due to larger employee compensation and benefits expenses related to continued investment in corporate agent hiring, virtual sales coaching for our franchisees and $917 thousand of additional non-cash employee stock compensation expense for options granted in April 2020. The Company continued to invest in our technology roadmap, with enhancements to our client-facing portal and numerous additional carrier integration projects. Additionally, the Company incurred approximately $200,000 in general and administrative expenses due to one-time investments in accounting process enhancements related to the Sarbanes-Oxley internal controls build-out.

Net income for the second quarter of 2020 was $7.4 million. Net income attributable to Goosehead Insurance, Inc. for the second quarter of 2020 was $3.4 million, or $0.21 per basic and $0.19 per diluted share. Adjusted EPS for the second quarter of 2020, which excludes equity-based compensation, was $0.25 per share. Total Adjusted EBITDA was $9.8 million for the second quarter of 2020, or $7.3 million if reported under ASC 605, an increase of 56%.

Six Months 2020 Results
For the six months ended June 30, 2020, revenues were $50.3 million, compared to $42.5 million in the corresponding period in 2019. If recognized under ASC 605, revenues would have been $52.4 million for the six months ended June 30, 2020. Core Revenues, a non-GAAP measure which excludes contingent commissions and initial franchise fees, were $42.9 million, a 37% increase from $31.4 million in the prior year period. If reported under ASC 605, Core Revenues increased 41%.

Net income for the six months ended June 30, 2020 was $7.1 million. Net income attributable to Goosehead Insurance, Inc. was $3.2 million, or $0.20 per basic and $0.18 per diluted share. Adjusted EPS, which excludes equity-based compensation, was $0.25 per share for the six months ended June 30, 2020. Total Adjusted EBITDA was $11.0 million for the six months ended June 30, 2020, or $12.6 million if reported under ASC 605, a decrease of 11%.

Liquidity and Capital Resources
As of June 30, 2020, the Company had cash and cash equivalents of $54.3 million and an unused line of credit of $19.7 million. In June, the Company drew down the remaining balance of $37.9 million on its term note payable, bringing the outstanding term note payable balance to $79.5 million as of June 30, 2020.

Special Dividend
Goosehead also announced today that Goosehead Financial, LLC declared a special cash dividend of $42.0 million payable in cash on August 24, 2020 to holders of LLC Units of record, including Goosehead Insurance, Inc., as of the close of business on August 10, 2020. In addition, Goosehead Insurance, Inc. announced today that its Board of Directors declared a special cash dividend of an estimated $1.15 per share on the Company’s Class A common stock. The dividend will be payable in cash on August 24, 2020 to holders of the Class A common stock of record as of the close of business on August 10, 2020.

2020 Outlook
Based on our experience to date, the Company is raising its full-year 2020 outlook with respect to written premiums and revenue:

•Total written premiums placed for 2020 are expected to be between $1 billion and $1.050 billion, representing organic growth of 35% on the low end of the range to 42% on the high end of the range.
•Total revenues for 2020 under ASC 606 revenue accounting are expected to be between $104 million and $109 million, representing organic growth of 34% on the low end of the range to 41% on the high end of the range.

Conference Call Information
Goosehead will host a conference call and webcast today at 4:30 PM ET to discuss these results.

The dial-in number for the conference call is (855) 327-6837 (toll-free) or (631) 891-4304 (international). Please dial the number 10 minutes prior to the scheduled start time.

In addition, a live webcast of the conference call will also be available on Goosehead’s investor relations website at http://ir.gooseheadinsurance.com.

A webcast replay of the call will be available at http://ir.gooseheadinsurance.com for one year following the call.

About Goosehead
Goosehead (NASDAQ: GSHD) is a rapidly growing and innovative independent personal lines insurance agency that distributes its products and services throughout the United States. Goosehead was founded on the premise that the consumer should be at the center of our universe and that everything we do should be directed at providing extraordinary value by offering broad product choice and a world-class service experience. Goosehead represents over 100 insurance companies that underwrite personal lines and small commercial lines risks, and its operations include a network of eight corporate sales offices and over 1,132 operating and contracted franchise locations. For more information, please visit gooseheadinsurance.com.
Forward-Looking Statements
This press release may contain various “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, which represent Goosehead’s expectations or beliefs concerning future events. Forward-looking statements are statements other than historical facts and may include statements that address future operating, financial or business performance or Goosehead’s strategies or expectations. In some cases, you can identify these statements by forward-looking words such as “may”, “might”, “will”, “should”, “expects”, “plans”, “anticipates”, “believes”, “estimates”, “predicts”, “projects”, “potential”, “outlook” or “continue”, or the negative of these terms or other comparable terminology. Forward-looking statements are based on management’s current expectations and beliefs and involve significant risks and uncertainties that could cause actual results, developments and business decisions to differ materially from those contemplated by these statements.

Factors that could cause actual results or performance to differ from the expectations expressed or implied in such forward-looking statements include, but are not limited to, conditions impacting insurance carriers or other parties with which Goosehead does business, the economic effects of the COVID-19 pandemic, the loss of one or more key executives or an inability to attract and retain qualified personnel and the failure to attract and retain highly qualified franchisees. These risks and uncertainties also include, but are not limited to, those described under the captions “1A. Risk Factors” in Goosehead’s Annual Report on Form 10-K for the year ended December 31, 2019, "Part II, Item 1A. Risk Factors" in Goosehead's Quarterly Report on Form 10-Q for the three months ended March 31, 2020 and in Goosehead’s other filings with the SEC, which are available free of charge on the Securities Exchange Commission's website at: www.sec.gov. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those indicated. All forward-looking statements and all subsequent written and oral forward-looking statements attributable to Goosehead or to persons acting on behalf of Goosehead are expressly qualified in their entirety by reference to these risks and uncertainties. You should not place undue reliance on forward-looking statements. Forward-looking statements speak only as of the date they are made, and Goosehead does not undertake any obligation to update them in light of new information, future developments or otherwise, except as may be required under applicable law.

Contacts
Investor and Media Contact:
Dan Farrell
Goosehead Insurance - VP Capital Markets
Phone: (214) 838-5290
Email: IR@goosehead.com; PR@goosehead.com

Goosehead Insurance, Inc.
Condensed Consolidated Statements of Income
(Unaudited)
(In thousands, except per share amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2020 [1]	2019 [2]	2020 [1]	2019 [2]
Revenues:
Commissions and agency fees	$18,248	$10,763	$30,059	$26,933
Franchise revenues	11,484	8,475	19,929	15,303
Interest income	192	148	361	283
Total revenues	29,924	19,386	50,349	42,519
Operating Expenses:
Employee compensation and benefits	15,904	10,378	29,407	19,569
General and administrative expenses	5,364	4,201	11,236	8,631
Bad debts	319	482	628	883
Depreciation and amortization	712	452	1,252	875
Total operating expenses	22,299	15,513	42,523	29,958
Income from operations	7,625	3,873	7,826	12,561
Other Income (Expense):
Other income	—	—	66	—
Interest expense	(479)	(626)	(1,083)	(1,252)
Income before taxes	7,146	3,247	6,809	11,309
Tax (benefit) expense	(240)	430	(281)	1,174
Net income	7,386	2,817	7,090	10,135
Less: net income attributable to non-controlling interests	4,007	1,914	3,867	6,760
Net income attributable to Goosehead Insurance, Inc.	$3,379	$903	$3,223	$3,375
Earnings per share:
Basic	$0.21	$0.06	$0.20	$0.23
Diluted	$0.19	$0.06	$0.18	$0.22
Weighted average shares of Class A common stock outstanding
Basic	16,458	14,876	16,011	14,545
Diluted	17,947	16,065	17,432	15,685

Dividends declared per share	$—	$—	$—	$0.41

(1) - The three and six months ended June 30, 2020 are reported under ASC 606
(2) - The three and six months ended June 30, 2019 are reported under ASC 605

Goosehead Insurance, Inc.
Condensed Consolidated Supplemental Statements of Income
(Unaudited)
(In thousands, except per share amounts)

	Three Months Ended June 30,
	2020 (ASC 606)	2020 (ASC 605)	2019 (ASC 605)
Revenues:
Core Revenue:
Renewal Commissions(1)	$7,718	$7,712	$5,899
Renewal Royalty Fees(2)	7,903	7,815	5,062
New Business Commissions(1)	4,329	4,333	3,013
New Business Royalty Fees(2)	2,599	2,610	1,864
Agency Fees(1)	2,185	2,344	1,740
Total Core Revenue	24,734	24,814	17,578
Cost Recovery Revenue:
Initial Franchise Fees(2)	901	1,605	1,515
Interest Income	192	192	148
Total Cost Recovery Revenue	1,093	1,797	1,663
Ancillary Revenue:
Contingent Commissions(1)	4,016	863	111
Other Income(2)	81	81	34
Total Ancillary Revenue	4,097	944	144
Total Revenues	29,924	27,555	19,386
Operating Expenses:
Employee compensation and benefits	15,904	15,982	10,378
General and administrative expenses	5,364	5,364	4,201
Bad debts	319	312	482
Depreciation and amortization	712	712	452
Total operating expenses	22,299	22,370	15,513
Income from operations	7,625	5,185	3,873
Other Expense:
Other expense	—	0	0
Interest expense	(479)	(479)	(626)
Income before taxes	7,146	4,706	3,247
Tax (benefit) expense	(240)	(553)	430
Net Income	7,386	5,259	2,817
Less: net income attributable to non-controlling interests	4,007	2,585	1,914
Net Income attributable to Goosehead Insurance Inc.	$3,379	$2,674	$903

Earnings per share:
Basic	$0.21	$0.16	$0.06
Diluted	$0.19	$0.15	$0.06
Weighted average shares of Class A common stock outstanding
Basic	16,458	16,458	14,876
Diluted	17,947	17,947	16,065
(1) Renewal Commissions, New Business Commissions, Agency Fees, and Contingent Commissions are included in "Commissions and agency fees" as shown on the Condensed Consolidated statements of income within Goosehead’s Form 10-Q for the three and six months ended June 30, 2020
(2) Renewal Royalty Fees, New Business Royalty Fees, Initial Franchise Fees, and Other Income are included in "Franchise revenues" as shown on the Condensed Consolidated statements of income within Goosehead’s Form 10-Q for the three and six months ended June 30, 2020.

Goosehead Insurance, Inc.
Condensed Consolidated Supplemental Statements of Income
(Unaudited)
(In thousands, except per share amounts)

	Six Months Ended June 30,
	2020 (ASC 606)	2020 (ASC 605)	2019 (ASC 605)
Revenues:
Core Revenue:
Renewal Commissions(1)	$13,451	$13,856	$10,688
Renewal Royalty Fees(2)	13,289	13,569	8,825
New Business Commissions(1)	7,662	7,734	5,472
New Business Royalty Fees(2)	4,647	4,738	3,219
Agency Fees(1)	3,871	4,339	3,177
Total Core Revenue	42,920	44,236	31,381
Cost Recovery Revenue:
Initial Franchise Fees(2)	1,879	3,915	3,225
Interest Income	361	361	283
Total Cost Recovery Revenue	2,240	4,276	3,508
Ancillary Revenue:
Contingent Commissions(1)	5,075	3,824	7,596
Other Income(2)	114	114	34
Total Ancillary Revenue	5,189	3,938	7,630
Total Revenues	50,349	52,450	42,519
Operating Expenses:
Employee compensation and benefits	29,407	29,557	19,569
General and administrative expenses	11,236	11,236	8,631
Bad debts	628	925	883
Depreciation and amortization	1,252	1,252	875
Total operating expenses	42,523	42,970	29,958
Income from operations	7,826	9,480	12,561
Other Expense:
Other expense	66	66	—
Interest expense	(1,083)	(1,083)	(1,252)
Income before taxes	6,809	8,463	11,309
Tax (benefit) expense	(281)	(94)	1,174
Net Income	7,090	8,557	10,135
Less: net income attributable to non-controlling interests	3,867	4,782	6,760
Net Income attributable to Goosehead Insurance Inc.	$3,223	$3,775	$3,375

Earnings per share:
Basic	$0.20	$0.07	$0.23
Diluted	$0.18	$0.07	$0.22
Weighted average shares of Class A common stock outstanding
Basic	16,011	16,011	14,545
Diluted	17,432	17,432	15,685
(1) Renewal Commissions, New Business Commissions, Agency Fees, and Contingent Commissions are included in "Commissions and agency fees" as shown on the Condensed Consolidated statements of income within Goosehead’s Form 10-Q for the three and six months ended June 30, 2020.
(2) Renewal Royalty Fees, New Business Royalty Fees, Initial Franchise Fees, and Other Income are included in "Franchise revenues" as shown on the Condensed Consolidated statements of income within Goosehead’s Form 10-Q for the three and six months ended June 30, 2020.

Goosehead Insurance, Inc.
Segment Information
(Unaudited)
(In thousands, except per share amounts)

	Three months ended June 30, 2020
	Franchise Channel	Corporate Channel	Other	Total
Revenues:
Core Revenue:
Renewal Commissions(1)	$—	$7,718	$—	$7,718
Renewal Royalty Fees(2)	7,903	—	—	7,903
New Business Commissions(1)	—	4,329	—	4,329
New Business Royalty Fees(2)	2,599	—	—	2,599
Agency Fees(1)	—	2,185	—	2,185
Total Core Revenue	10,502	14,232	—	24,734
Cost Recovery Revenue:
Initial Franchise Fees(2)	901	—	—	901
Interest Income	192	—	—	192
Total Cost Recovery Revenue	1,093	—	—	1,093
Ancillary Revenue:
Contingent Commissions(1)	2,774	1,242	—	4,016
Other Income(2)	81	—	—	81
Total Ancillary Revenue	2,855	1,242	—	4,097
Total Revenues	14,450	15,474	—	29,924
Operating expenses:
Employee compensation and benefits, excluding equity based compensation	5,965	8,523	—	14,488
General and administrative expenses	1,934	2,621	809	5,364
Bad debts	56	263	—	319
Total Operating Expenses	7,955	11,407	809	20,171
Adjusted EBITDA	6,495	4,067	(809)	9,753
Other income (expense)	—	—	—	—
Equity based compensation	—	—	(1,416)	(1,416)
Interest expense	—	—	(479)	(479)
Depreciation and amortization	(396)	(316)	—	(712)
Income tax benefit	—	—	240	240
Net income	$6,099	$3,751	$(2,464)	$7,386
June 30, 2020:
Total Assets	$31,904	$21,818	$88,867	$142,589

(1) Renewal Commissions, New Business Commissions, Agency Fees, and Contingent Commissions are included in "Commissions and agency fees" as shown on the Condensed Consolidated statements of income within Goosehead’s Form 10-Q for the three and six months ended June 30, 2020.

(2) Renewal Royalty Fees, New Business Royalty Fees, Initial Franchise Fees, and Other Income are included in "Franchise revenues" as shown on the Condensed Consolidated statements of income within Goosehead’s Form 10-Q for the three and six months ended June 30, 2020.

	Six months ended June 30, 2020
	Franchise Channel	Corporate Channel	Other	Total
Revenues:
Core Revenue:
Renewal Commissions(1)	$—	$13,451	$—	$13,451
Renewal Royalty Fees(2)	13,289	—	—	13,289
New Business Commissions(1)	—	7,662	—	7,662
New Business Royalty Fees(2)	4,647	—	—	4,647
Agency Fees(1)	—	3,871	—	3,871
Total Core Revenue	17,936	24,984	—	42,920
Cost Recovery Revenue:
Initial Franchise Fees(2)	1,879	—	—	1,879
Interest Income	361	—	—	361
Total Cost Recovery Revenue	2,240	—	—	2,240
Ancillary Revenue:
Contingent Commissions(1)	3,468	1,607	—	5,075
Other Income(2)	114	—	—	114
Total Ancillary Revenue	3,582	1,607	—	5,189
Total Revenues	23,758	26,591	—	50,349
Operating expenses:
Employee compensation and benefits, excluding equity based compensation	11,861	15,632	—	27,493
General and administrative expenses	4,159	5,330	1,747	11,236
Bad debts	137	491	—	628
Total Operating Expenses	16,157	21,453	1,747	39,357
Adjusted EBITDA	7,601	5,138	(1,747)	10,992
Other income (expense)	66	—	—	66
Equity based compensation	—	—	(1,914)	(1,914)
Interest expense	—	—	(1,083)	(1,083)
Depreciation and amortization	(709)	(543)	—	(1,252)
Income tax benefit	—	—	281	281
Net income	$6,958	$4,595	$(4,463)	$7,090
June 30, 2020:
Total Assets	$31,904	$21,818	$88,867	$142,589

(1) Renewal Commissions, New Business Commissions, Agency Fees, and Contingent Commissions are included in "Commissions and agency fees" as shown on the Condensed Consolidated statements of income within Goosehead’s Form 10-Q for the three and six months ended June 30, 2020.
(2) Renewal Royalty Fees, New Business Royalty Fees, Initial Franchise Fees, and Other Income are included in "Franchise revenues" as shown on the Condensed Consolidated statements of income within Goosehead’s Form 10-Q for the three and six months ended June 30, 2020.

Goosehead Insurance, Inc.
Condensed Consolidated Balance Sheets
(Unaudited)
(In thousands, except per share amounts)

	June 30,	December 31,
	2020	2019
Assets
Current Assets:
Cash and cash equivalents	$54,318	$14,337
Restricted cash	1,488	923
Commissions and agency fees receivable, net	7,628	6,884
Receivable from franchisees, net	3,944	2,602
Prepaid expenses	4,981	1,987
Total current assets	72,359	26,733
Receivable from franchisees, net of current portion	13,199	11,014
Property and equipment, net of accumulated depreciation	12,349	9,542
Intangible assets, net of accumulated amortization	491	445
Deferred income taxes, net	41,424	15,537
Other assets	2,767	1,357
Total assets	$142,589	$64,628
Liabilities and Stockholders’ Equity
Current Liabilities:
Accounts payable and accrued expenses	$4,152	$5,033
Premiums payable	1,488	923
Deferred rent	881	683
Contract liabilities	3,365	2,771
Note payable	2,500	4,000
Total current liabilities	12,386	13,410
Deferred rent, net of current portion	7,571	6,681
Note payable, net of current portion	81,272	42,161
Contract liabilities, net of current portion	23,395	20,024
Liabilities under tax receivable agreement, net of current portion	35,151	13,359
Total liabilities	159,775	95,635
Commitments and contingencies (see note 7)
Class A common stock, $0.01 par value per share - 300,000 shares authorized, 17,084 shares issued and outstanding as of June 30, 2020, 15,238 shares issued and outstanding as of December 31, 2019	171	152
Class B common stock, $0.01 par value per share - 50,000 shares authorized, 19,455 issued and outstanding as of June 30, 2020, 21,055 shares issued and outstanding as of December 31, 2019	194	210
Additional paid in capital	21,348	14,442
Accumulated deficit	(20,525)	(23,811)
Total stockholders' equity	1,188	(9,007)
Non-controlling interests	(18,374)	(22,000)
Total equity	(17,186)	(31,007)
Total liabilities and equity	$142,589	$64,628

Goosehead Insurance, Inc.
Reconciliation of Core Revenue, Cost Recovery Revenue, Ancillary Revenue, Adjusted EBITDA, Adjusted EBITDA Margin and Adjusted EPS to Net Income
This release includes Core Revenue, Cost Recovery Revenue, Ancillary Revenue, Adjusted EBITDA, Adjusted EBITDA Margin and Adjusted EPS that are not required by, or presented in accordance with, generally accepted accounting principles in the United States (“GAAP”). The Company refers to these measures as “non-GAAP financial measures.” The Company uses these non-GAAP financial measures when planning, monitoring and evaluating its performance and considers these non-GAAP financial measures to be useful metrics for management and investors to facilitate operating performance comparisons from period to period by excluding potential differences caused by variations in capital structures, tax position, depreciation, amortization and certain other items that the Company believes are not representative of its core business. The Company uses Core Revenue, Cost Recovery Revenue, Ancillary Revenue, Adjusted EBITDA, Adjusted EBITDA Margin and Adjusted EPS for business planning purposes and in measuring its performance relative to that of its competitors.
These non-GAAP financial measures are defined by the Company as follows:
•"Core Revenue" is a supplemental measure of our performance and includes Renewal Commissions, Renewal Royalty Fees, New Business Commissions, New Business Royalty Fees, and Agency Fees. We believe that Core Revenue is an appropriate measure of operating performance because it summarizes all of our revenues from sales of individual insurance policies.
•"Cost Recovery Revenue" is a supplemental measure of our performance and includes Initial Franchise Fees and Interest Income. We believe that Cost Recovery Revenue is an appropriate measure of operating performance because it summarizes revenues that are viewed by management as cost recovery mechanisms.
•"Ancillary Revenue" is a supplemental measure of our performance and includes Contingent Commissions and Other Income. We believe that Ancillary Revenue is an appropriate measure of operating performance because it summarizes revenues that are ancillary to our core business.

•"Adjusted EBITDA" is a supplemental measure of the Company's performance. We believe that Adjusted EBITDA is an appropriate measure of operating performance because it eliminates the impact of items that do not relate to business performance. Adjusted EBITDA is defined as net income (the most directly comparable GAAP measure) before interest, income taxes, depreciation and amortization, adjusted to exclude equity-based compensation and other non-operating items, including, among other things, certain non-cash charges and certain non-recurring or non-operating gains or losses.
•"Adjusted EBITDA Margin" is Adjusted EBITDA as defined above, divided by total revenue excluding other non-operating items. Adjusted EBITDA Margin is helpful in measuring profitability of operations on a consolidated level.
•"Adjusted EPS" is a supplemental measure of our performance, defined as earnings per share (the most directly comparable GAAP measure) before non-recurring or non-operating income and expenses. Adjusted EPS is a useful measure to management because it eliminates the impact of items that do not relate to business performance and helps measure our profitability on a consolidated level.
While the Company believes that these non-GAAP financial measures are useful in evaluating its business, this information should be considered as supplemental in nature and is not meant as a substitute for revenues, net income, or earnings per share, in each case as recognized in accordance with GAAP. In addition, other companies, including companies in the Company’s industry, may calculate such measures differently, which reduces their usefulness as comparative measures.
The following tables show a reconciliation from total revenues to Core Revenue, Cost Recovery Revenue, and Ancillary Revenue (non-GAAP basis) for the three and six months ended June 30, 2020 and 2019 (in thousands):

	Three Months Ended June 30,
	2020 (ASC 606)	2020 (ASC 605)	2019 (ASC 605)
Total Revenues	$29,924	$27,555	$19,386

Core Revenue:
Renewal Commissions(1)	$7,718	$7,712	$5,899
Renewal Royalty Fees(2)	7,903	7,815	5,062
New Business Commissions(1)	4,329	4,333	3,013
New Business Royalty Fees(2)	2,599	2,610	1,864
Agency Fees(1)	2,185	2,344	1,740
Total Core Revenue	24,734	24,814	17,578
Cost Recovery Revenue:
Initial Franchise Fees(2)	901	1,605	1,515
Interest Income	192	192	148
Total Cost Recovery Revenue	1,093	1,797	1,663
Ancillary Revenue:
Contingent Commissions(1)	4,016	863	111
Other Income(2)	81	81	34
Total Ancillary Revenue	4,097	944	145
Total Revenues	$29,924	$27,555	$19,386
(1) Renewal Commissions, New Business Commissions, Agency Fees, and Contingent Commissions are included in "Commissions and agency fees" as shown on the Condensed Consolidated statements of income.
(2) Renewal Royalty Fees, New Business Royalty Fees, Initial Franchise Fees, and Other Income are included in "Franchise revenues" as shown on the Condensed Consolidated statements of income.

	Six Months Ended June 30,
	2020 (ASC 606)	2020 (ASC 605)	2019 (ASC 605)
Total Revenues	$50,349	$52,449	$42,519

Core Revenue:
Renewal Commissions(1)	$13,451	$13,856	$10,688
Renewal Royalty Fees(2)	13,289	13,569	8,825
New Business Commissions(1)	7,662	7,734	5,472
New Business Royalty Fees(2)	4,647	4,738	3,219
Agency Fees(1)	3,871	4,339	3,177
Total Core Revenue	42,920	44,236	31,381
Cost Recovery Revenue:
Initial Franchise Fees(2)	1,879	3,915	3,225
Interest Income	361	361	283
Total Cost Recovery Revenue	2,240	4,276	3,508
Ancillary Revenue:
Contingent Commissions(1)	5,075	3,824	7,596
Other Income(2)	114	114	34
Total Ancillary Revenue	5,189	3,938	7,630
Total Revenues	$50,349	$52,450	$42,519

(1) Renewal Commissions, New Business Commissions, Agency Fees, and Contingent Commissions are included in "Commissions and agency fees" as shown on the Condensed Consolidated statements of income.
(2) Renewal Royalty Fees, New Business Royalty Fees, Initial Franchise Fees, and Other Income are included in "Franchise revenues" as shown on the Condensed Consolidated statements of income.

The following tables show a reconciliation from net income to Adjusted EBITDA and Adjusted EBITDA Margin (non-GAAP basis) for the three and six months ended June 30, 2020 and 2019 (in thousands):

	Three Months Ended June 30,
	2020 (ASC 606)	2020 (ASC 605)	2019 (ASC 605)
Net income	$7,386	$5,259	$2,817
Interest expense	479	479	626
Depreciation and amortization	712	712	452
Tax expense	(240)	(553)	430
Equity-based compensation	1,416	1,416	368
Other (income) expense	—	—	—
Adjusted EBITDA	$9,753	$7,313	$4,693
Adjusted EBITDA Margin(1)	33%	27%	24%
(1) Adjusted EBITDA Margin is calculated as Adjusted EBITDA divided by Total Revenue ($9,753/$29,924), ($7,313/$27,555) and ($4,693/$19,386) for the three months ended June 30, 2020 (ASC 606 and 605, respectively) and 2019.

	Six Months Ended June 30,
	2020 (ASC 606)	2020 (ASC 605)	2019 (ASC 605)
Net income	$7,090	$8,556	$10,135
Interest expense	1,083	1,083	1,252
Depreciation and amortization	1,252	1,252	875
Tax expense	(281)	(94)	1,174
Equity-based compensation	1,914	1,914	735
Other (income) expense	(66)	(66)	—
Adjusted EBITDA	$10,992	$12,645	$14,171
Adjusted EBITDA Margin(1)	22%	24%	33%
(1) Adjusted EBITDA Margin is calculated as Adjusted EBITDA divided by Total Revenue ($10,992/$50,349), ($12,645/$52,449) and ($14,171/$42,519) for the six months ended June 30, 2020 (ASC 606 and 605, respectively) and 2019.

The following tables show a reconciliation from basic earnings per share to Adjusted EPS (non-GAAP basis) for the three and six months ended June 30, 2020 and 2019 (in thousands, except per share amounts). Note that totals may not sum due to rounding:

	Three Months Ended June 30,
	2020 (ASC 606)	2020 (ASC 605)	2019 (ASC 605)
Earnings per share - basic (GAAP)	$0.21	$0.16	$0.06
Add: equity-based compensation(1)	0.04	0.04	0.01
Adjusted EPS (non-GAAP)	$0.25	$0.20	$0.07
(1) Calculated as equity-based compensation divided by sum of the weighted average Class A and Class B shares [ $1.4 million / ( 16.5 million + 20.0 million )] for the three months ended June 30, 2020 and [ $368 thousand / ( 14.9 million + 21.4 million )] for the three months ended June 30, 2019.

	Six Months Ended June 30,
	2020 (ASC 606)	2020 (ASC 605)	2019 (ASC 605)
Earnings per share - basic (GAAP)	$0.20	$0.23	$0.23
Add: equity-based compensation(1)	0.05	0.05	0.02
Adjusted EPS (non-GAAP)	$0.25	$0.29	$0.25
(1) Calculated as equity-based compensation divided by sum of the weighted average Class A and Class B shares [ $1.9 million / ( 16.0 million + 20.4 million )] for the six months ended June 30, 2020 and [ $735 thousand / ( $14.5 million + $21.7 million )] for the six months ended June 30, 2020.
Goosehead Insurance, Inc.
Key Performance Indicators

	June 30, 2020	December 31, 2019	June 30, 2019
Corporate sales agents < 1 year tenured	182	141	118
Corporate sales agents > 1 year tenured	135	107	95
Operating franchises < 1 year tenured (TX)	26	18	24
Operating franchises > 1 year tenured (TX)	182	180	177
Operating franchises < 1 year tenured (Non-TX)	235	215	185
Operating franchises > 1 year tenured (Non-TX)	287	201	149
Policies in Force (in thousands)	590,000	482,000	408,000
Client Retention	88%	88%	88%
Premium Retention	89%	91%	92%
QTD Written Premium (in thousands)	$273,693,000	$196,025,000	$194,028,055
Net Promoter Score ("NPS")	90	89	90